UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 2, 2025

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BPMC	Nasdaq Global Select Market

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 2, 2025, Blueprint Medicines Corporation, a Delaware corporation (the “Company” or “Blueprint”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sanofi, a French société anonyme (“Parent”), Aventis Inc., a Pennsylvania corporation and wholly owned subsidiary of Parent (“Aventis”), and Rothko Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Aventis (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (as it may be amended, modified or extended from time to time as permitted by the Merger Agreement, the “Offer”) to purchase any and all of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company (each, a “Share” and, collectively, “Shares”) for (i) $129.00 per Share, to the seller in cash, without interest (the “Cash Offer Price”), plus (ii) one (1) contractual contingent value right per Share, to the seller, representing the right to receive contingent payments in cash, without interest, upon the achievement of one or both of the milestones set forth in the Contingent Value Rights Agreement in substantially the form attached as Annex IV to the Merger Agreement (the “CVR” and, together with the Cash Offer Price, or any other amount paid pursuant to the Offer to the extent permitted under the Merger Agreement, the “Offer Consideration”). Following consummation of the Offer, subject to the conditions set forth in the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Purchaser will merge with and into the Company, with the Company as the surviving corporation in the Merger. The Merger will be governed by Section 251(h) of the DGCL, with no stockholder vote required to consummate the Merger.

The obligation of Purchaser to consummate the Offer is subject to the condition that there be validly tendered and “received” by the “depositary” (as such terms are defined in Section 251(h) of the DGCL), and not validly withdrawn, prior to the expiration of the Offer, that number of Shares that, together with the number of Shares, if any, then owned beneficially by Parent, Aventis and Purchaser (together with their wholly owned subsidiaries), represents at least a majority of the Shares outstanding as of the consummation of the Offer (the “Minimum Tender Condition”). The Minimum Tender Condition may not be waived by Purchaser without the prior written consent of the Company. The obligation of Purchaser to consummate the Offer is also subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including (i) expiration or termination of the waiting period (and any extension thereof) applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of certain approvals, clearances or expirations of waiting periods under other antitrust and foreign investment laws; (iii) no judgment, order, injunction or law in effect enjoining, making illegal or otherwise prohibiting consummation of the Offer and the Merger; (iv) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to customary thresholds and exceptions; (v) the Company’s compliance in all material respects with its material agreements or covenants contained in the Merger Agreement; and (vi) the absence of a “company material adverse effect” (as defined in the Merger Agreement) that is continuing.

At the effective time of the Merger (the “Effective Time”), each Share (other than (i) Shares held in the treasury of the Company, (ii) Shares owned by Parent, the Company or any of their respective direct or indirect wholly owned subsidiaries (other than Purchaser), (iii) Shares irrevocably accepted by Purchaser for purchase in the Offer and (iv) Shares held by holders who are entitled to demand and properly exercise and perfect their respective demands for appraisal of such Shares in accordance with Section 262 of the DGCL) will be cancelled and converted into the right to receive the Offer Consideration. In addition, at the Effective Time, except as otherwise provided below, (a) each option to purchase Shares that is outstanding, whether vested or unvested, immediately prior to the Effective Time will fully vest, be cancelled and entitle the holder to receive for each Share underlying such option (x) the Cash Offer Price less the applicable exercise price per Share underlying such option and (y) one CVR (without interest and less applicable tax withholdings); (b) each restricted stock unit of the Company that is outstanding immediately prior to the Effective Time will fully vest, be cancelled and entitle the holder to receive the Offer Consideration for each Share underlying such restricted stock unit (without interest and less applicable tax withholdings); and (c) each performance-based restricted stock unit of the Company that is outstanding immediately prior to the Effective Time will fully vest (based on the greater of target and actual performance as of the Effective Time), be cancelled and entitle the holder to receive the Offer Consideration for each Share underlying such performance-based restricted stock unit (without interest and less applicable tax withholdings). The foregoing treatment of the Company’s outstanding equity awards will not apply to 50% of the unvested options, restricted stock units and performance-based restricted stock units that were issued to employees in calendar year 2025 and are outstanding immediately prior to the Effective Time. Instead, 50% of such equity awards will be converted into cash-based awards (based on the Cash Offer Price less, in the case of options, the applicable exercise price per Share underlying such option) plus one CVR for each Share underlying each award. Each converted cash-based award (and the right to payments in respect thereof) will be subject to the terms and conditions (including vesting, forfeiture, settlement and acceleration provisions) applicable to the corresponding equity award immediately prior to the Effective Time, subject to vesting upon the earliest of (i) the date the corresponding equity award would have vested pursuant to its terms, (ii) the date that is six months following the closing date of the Merger, and (iii) the date the holder of such converted award may be terminated by Parent, the Company or any of their respective subsidiaries, as applicable, without “cause” or the date such holder resigns for “good reason” (each as defined in the employment agreement or change-in-control severance plan applicable to such holder).

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent, Aventis and Purchaser, including the agreement by the Company to use commercially reasonable efforts to carry on its business in the ordinary course and other covenants regarding the operation of the Company’s business prior to the consummation of the Offer. The Company also has agreed to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding acquisition proposals. Notwithstanding these restrictions, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited written acquisition proposal that the Board of Directors of the Company (the “Company Board”) has determined constitutes or is reasonably likely to lead to or result in a “superior proposal” (as such term is defined in the Merger Agreement), if failing to do so would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable law.

The Merger Agreement also contains customary termination provisions for both the Company and Parent prior to the acceptance of Shares by Purchaser in the Offer. Upon termination of the Merger Agreement, (i) Parent, under specified circumstances, including termination following a final order, decree or ruling arising in connection with certain antitrust or foreign investment laws, will be required to pay the Company a termination fee in the amount of $500 million; and (ii) the Company, under specified circumstances, including termination by the Company to accept and enter into an agreement with respect to a superior proposal, will be required to pay Parent a termination fee in the amount of $318 million.

The Company Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable and fair to, and in the best interests of, the Company and the holders of the Shares, (ii) adopted the Merger Agreement and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger, and (iii) resolved to recommend that the holders of the Shares accept the Offer and tender their Shares pursuant to the Offer.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference. The summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (“SEC”). The assertions embodied in the representations and warranties included in the Merger Agreement were made solely for purposes of the contract among the Company, Parent, Aventis and Purchaser and are subject to important qualifications and limitations agreed to by the Company, Parent, Aventis and Purchaser in connection with the negotiated terms, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, Parent, Aventis or Purchaser rather than establishing matters as facts. Investors should not rely on the representations and warranties or any description of them as characterizations of the actual state of facts of the Company, Parent, Aventis, Purchaser or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and this subsequent information may or may not be fully reflected in public disclosures by the Company or Parent.

Contingent Value Rights Agreement

At or prior to the consummation of the Offer, pursuant to the Merger Agreement, Aventis is required to enter into a Contingent Value Rights Agreement with a rights agent mutually acceptable to Aventis and the Company (the “Rights Agent”) in substantially the form attached to the Merger Agreement (the “CVR Agreement”). Each CVR will represent the right to receive up to two cash payments, without interest, contingent upon the achievement of certain milestones prior to the expiration of the applicable milestone period, as follows:

•	$2.00 per CVR, payable upon the dosing of the fifth patient in the first Phase 2b Study or the first Phase 3 Study (whichever occurs first) for BLU-808, the Company’s potent and selective wild-type KIT inhibitor (the “Product”), in any indication. The applicable milestone period will expire on December 31, 2028.

•	$4.00 per CVR, payable upon receipt from the U.S. Food and Drug Administration (the “FDA”) by Aventis or its affiliates (including the Company continuing as the surviving corporation) of approval by the FDA of the new drug application for the Product, that is necessary for the commercial marketing and sale of the Product in the United States for any indication. The applicable milestone period will expire on June 30, 2032.

The right to the contingent consideration as evidenced by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement.

The foregoing description of the CVR Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the CVR Agreement, the form of which is attached as Annex IV to the Merger Agreement included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Information.

On June 2, 2025, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding, among other things, the proposed acquisition of the Company by Parent, the expected timetable for completing the transaction, and the Company’s future financial or operating performance. The Company generally identifies forward-looking statements by terminology such as “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “opportunity,” “contemplate,” “potential,” “continue,” “target” or the negative of these terms or other similar words, although not all forward-looking statements contain such terms. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. These forward-looking statements are only predictions, and such statements are based on current expectations and projections about future events and trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. Actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction will not occur; (ii) uncertainties as to how many of the Company’s stockholders will tender their shares in the offer; (iii) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (iv) the possibility that competing offers will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction; (vi) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (vii) unanticipated difficulties or expenditures relating to the proposed transaction, the response of business partners and competitors to the announcement of the proposed transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; (viii) risks related to non-achievement of the CVR milestones and that holders of the CVRs will not receive payments in respect of the CVRs; (ix) the risk that the marketing and sale of AYVAKIT/ AYVAKYT or any future approved drugs may be unsuccessful or less successful than anticipated, or that AYVAKIT/ AYVAKYT may not gain market acceptance by physicians, patients, third-party payors and others in the medical community; (x) the risk that the market opportunities for AYVAKIT/ AYVAKYT or the Company’s drug candidates are smaller than the Company estimates or that any approval that the Company obtains may be based on a narrower definition of the patient population that the Company anticipates; (xi) the risk of delay of any current or planned clinical trials or the development of the Company’s current or future drug candidates, including but not limited to BLU-808 and elenestinib; (xii) risks related to the Company’s ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all; (xiii) preclinical and clinical results for the Company’s drug candidates may not support further development of such drug candidates either as monotherapies or in combination with other agents or may impact the anticipated timing of data or regulatory submissions; (xiv) the timing of the initiation of clinical trials and trial cohorts at clinical trial sites and patient enrollment rates may be delayed or slower than anticipated; (xv) actions of regulatory agencies may affect the Company’s approved drugs or its current or future drug candidates, including affecting the initiation, timing and progress of clinical trials, as well as the pricing of its drug candidates; (xvi) risks related to the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its products and current or future drug candidates it is developing; (xvii) the success of the Company’s current and future collaborations, financing arrangements, partnerships or licensing and other arrangements; (xviii) risks related to the Company’s liquidity and financial position and the accuracy of its estimates of revenues, expenses, cash burn, and capital requirements; and (xix) those risks detailed in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by the Company from time to time with the SEC. The Company cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this report relate only to events as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

The tender offer referred to in this Current Report on Form 8-K has not yet commenced. This Current Report on Form 8-K is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Parent and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, Parent and its acquisition subsidiary will cause to be filed a tender offer statement on Schedule TO with the SEC, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY THE COMPANY’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement will be mailed to the Company’s stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of the Company by accessing www.blueprintmedicines.com or by contacting the Company’s Investor Relations contact at ir@blueprintmedicines.com. In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov, upon filing with the SEC.

THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 2, 2025, by and among Sanofi, Aventis Inc., Rothko Merger Sub, Inc., and Blueprint Medicines Corporation

99.1	Joint Press Release issued on June 2, 2025 by Sanofi and Blueprint Medicines Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: June 2, 2025	By:	/s/ Kathryn Haviland
Kathryn Haviland
Chief Executive Officer